UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

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Matador Resources Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF SHAREHOLDERS

On May 7, 2020, Matador Resources Company (“Matador”) issued the following press release related to a change to the format of the 2020 Annual Meeting of Shareholders to be held on Friday, June 5, 2020 (the “Annual Meeting”). As described below, the Annual Meeting will now be held in a virtual-only meeting format.

These supplemental proxy materials supplement Matador’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2020.

THESE MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

MATADOR RESOURCES COMPANY ANNOUNCES

2020 VIRTUAL ANNUAL MEETING

DALLAS, Texas, May 7, 2020 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced that its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be a virtual meeting instead of an in-person meeting. This change in format from prior years is in response to the ongoing novel coronavirus, or COVID-19, pandemic and is intended to protect the health and safety of Matador’s shareholders and employees.

The Annual Meeting will be held Friday, June 5, 2020, at 9:30 a.m., Central Daylight Time, as previously scheduled and disclosed in Matador’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2020. As described in the Proxy Statement, shareholders of record as of the close of business on April 9, 2020 are entitled to participate in and vote at the Annual Meeting. To participate in and vote at the Annual Meeting, shareholders will need to go to www.virtualshareholdermeeting.com/MTDR2020 and log in using the 16-digit control number found on their proxy card, voting instruction form or notice of internet availability. If a shareholder has already voted, no additional action is required. Guests are also invited to attend the virtual Annual Meeting in listen-only mode by going to the above-referenced website.

During the Annual Meeting, which will be held as a live audio webcast, shareholders may vote and ask questions by following the instructions available on the meeting website. Shareholders are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the Annual Meeting starts.

Matador urges shareholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the Proxy Statement. The proxy card, voting instruction form or notice of internet availability previously mailed to shareholders, including the control number contained therein, will not be updated to reflect the change in meeting format and may continue to be used to vote in connection with the Annual Meeting.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and salt water gathering services and salt water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Contact Information

Mac Schmitz

Capital Markets Coordinator

investors@matadorresources.com

(972) 371-5225